CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-200975) pertaining to the Workiva Inc. 2009 Incentive Plan and the Workiva Inc. 2014 Equity Incentive Plan of our report dated March 11, 2015, with respect to the consolidated financial statements of Workiva Inc. for the year ended December 31, 2014 included in its Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Chicago, Illinois
March 11, 2015